rstuvwxy

            April 28, 1997

Dear Shareholder,

    On behalf of your Board of Directors and Management, you are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, May 22, 1997, at 9:00 a.m., at the Ritz Carlton Huntington Hotel, located at 1401 South Oak Knoll Avenue in Pasadena, California.

    The enclosed Notice and Proxy Statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the proposed amendment to the Company's Bylaws to allow the Board of Directors to determine the number of directors within a range of five to nine and "FOR" the election of the nominated directors to serve until the next Annual Meeting of Shareholders.

    It is important that your shares be represented and voted at the meeting even if you cannot attend in person. Please sign, date, and return your proxy card in the enclosed envelope.

    Thank you for your continued support.

                                          Cordially,

                                                     [SIG]
                                          Paul R. Ryan
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

              12 South Raymond Avenue, Pasadena, California 91105

                          ACACIA RESEARCH CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 1997

                            ------------------------

TO OUR SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Acacia Research Corporation, a California corporation (the "Company"), will be held on May 22, 1997 at 9:00 a.m., local time, at the Ritz Carlton Huntington Hotel located at 1401 South Oak Knoll Avenue, Pasadena, California 91106, for the following purposes:

    1. To vote on a proposed amendment to the Company's Bylaws to change the number of directors from five (5), as specified therein, to a variable number which shall be not less than five (5) nor more than nine (9), to be determined by resolution of the Board of Directors;

    2. To elect directors to serve for the ensuing year and until their successors are elected and duly qualified; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 1, 1997 are entitled to receive notice of and to vote at the Annual Meeting.

    All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

                                          By Order of the Board of Directors

                                                          [SIG]
                                          Kathryn King-Van Wie
                                          SECRETARY

Pasadena, California
April 28, 1997

                             YOUR VOTE IS IMPORTANT
     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          ACACIA RESEARCH CORPORATION
                            12 SOUTH RAYMOND AVENUE
                           PASADENA, CALIFORNIA 91105

                            ------------------------

                                PROXY STATEMENT

    The enclosed Proxy is solicited on behalf of the Board of Directors of Acacia Research Corporation, a California corporation ("Acacia" or the "Company"), for use at Acacia's Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 22, 1997 at 9:00 a.m., local time, or at any adjournments thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Ritz Carlton Huntington Hotel located at 1401 South Oak Knoll Avenue, Pasadena, California 91106.

    These proxy solicitation materials were mailed on or about April 28, 1997 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE; OUTSTANDING SHARES; PROCEDURAL MATTERS

    Shareholders of record as of the close of business on April 1, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 2,078,172 shares of the Company's Common Stock, no par value, (the "Common Stock"), were issued and outstanding. Each share has one vote on all matters. For information regarding holders of more than 5% of the outstanding Common Stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

    The Company will bear the cost of this solicitation, including reimbursement of brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. The solicitation of proxies for the Annual Meeting will be made primarily by mail. However, proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

VOTING

    Each share of Common Stock outstanding on the Record Date is entitled to one vote. In addition, every shareholder, or his or her proxy, entitled to vote upon the election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes calculated on the same principal among as many candidates as he or she thinks fit. No shareholder or proxyholder, however, shall be entitled to cumulate votes unless such candidate or candidates have been nominated prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all items being submitted to the shareholders for their consideration. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

REVOCABILITY OF PROXIES

    A shareholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a date later than that of the previous proxy.

                                 PROPOSAL NO. 1
                          AMENDMENT OF RESTATED BYLAWS

    The Board of Directors has approved and unanimously recommended that the shareholders approve an amendment to the Company's Bylaws to change the number of directors from five (5), as specified therein, to a variable number determined by the Board of Directors by resolution (the "Amendment"). The text of the proposed amended Bylaw relating to the number of Company directors is set forth below:

    "Section 2.  NUMBER AND QUALIFICATION:

        The number of directors of the corporation shall not be less than five
    (5) nor more than nine (9). The exact number of directors shall be specified by a resolution duly adopted by the Board of Directors or shareholders. An amendment changing the maximum or minimum number of directors may only be adopted by approval of the outstanding shares; provided, however, that a bylaw amendment reducing the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 percent of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one."

    The Board of Directors believes that it is in the Company's best interests to have the flexibility to expand the Board of Directors to add qualified candidates as the opportunity to do so presents itself. Under the Company's current Bylaws, the Board of Directors could not vote to appoint an additional director in the event a qualified candidate was located and desired to serve on the Company's Board. If Proposal No. 1 is approved by the Company's shareholders, the Board of Directors will in the future have this flexibility, within the limits of the maximum board size of nine directors. The Company has no current plans to expand the size of the Board beyond five directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 1.

                                 PROPOSAL NO. 2
                             ELECTION OF DIRECTORS

NOMINEES

    The Bylaws of the Company presently provide that there shall be five (5) directors and that such directors are to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five (5) nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and duly qualified.

    Biographical summaries and ages as of April 28, 1997 of individuals nominated by the Board of Directors for election as directors are provided below. Data with respect to the number of shares of the Company's Common Stock beneficially owned by each of them, directly or indirectly, as of that date, appears on pages 5 and 6 of this Proxy Statement under the caption "Security Ownership of Certain

Beneficial Owners and Management." There is no family relationship among any directors or executive officers of the Company.

                                                                                                                 DIRECTOR
                           NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS                                 AGE        SINCE
--------------------------------------------------------------------------------------------------      ---      ---------
R. BRUCE STEWART, CHAIRMAN AND CHIEF FINANCIAL OFFICER                                                      60     1993

    Mr. Stewart joined the Company at its inception in March 1991, and has served the Company as
Chairman since its incorporation in January 1993. Mr. Stewart is currently the Company's Chief
Financial Officer. From the Company's inception to January 1997, Mr. Stewart served as the
Company's President, Chief Executive Officer and Treasurer. Mr. Stewart founded the Company and has guided the development of the Company's strategies and operations. Prior to establishing the
Company, Mr. Stewart served as the President of Annandale Corporation, an investment banking firm and broker-dealer, from 1977 to 1992.

PAUL R. RYAN, DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER                                               51     1995

    Mr. Ryan became a director and Vice President, Capital Management of the Company in August
1995. He was elected President and Chief Executive Officer of the Company in January 1997. Mr.
Ryan is, along with the Company, a general partner of each of the private investment partnerships formed by the Company. He received a B.S. degree from Cornell University and attended the New York
University Graduate School of Business. Mr. Ryan was a general partner of the American Health Care
Fund, L.P. until 1993.

BROOKE P. ANDERSON, DIRECTOR AND VICE PRESIDENT, RESEARCH AND DEVELOPMENT                                   33     1993

    Dr. Anderson joined the Company at its inception and, from January 1993 to the present, has served the Company as Director, Vice President, Research and Development and, from January 1993 through September 1995, as Secretary. Dr. Anderson is responsible for the technical development and maintenance of Acacia's stock-screening models. He received his Ph.D. in Computation and
Neural Systems and M.S. in Applied Physics from the California Institute of Technology, as well as a B.S. in Nuclear Engineering from the University of Michigan. Dr. Anderson has authored technical papers in the fields of neural networks, signal processing, and adaptive systems and is the co-holder of a U.S. patent pertaining to adaptive systems.

FRED A. DE BOOM, DIRECTOR                                                                                   61     1995

    Mr. de Boom became a director of the Company in February 1995. Mr. de Boom is a principal in
Sonfad Associates, a position he has held since June 1993. Sonfad Associates is a Los
Angeles-based investment banking firm that is involved in mergers and acquisitions, private debt and equity placements, strategic and financial business planning, leveraged buy-outs and ESOP funding, bank debt refinance, asset based and lease financing, and equity for debt restructuring.
Previously, he had been employed as a Vice President of Tokai Bank for five years, and as a Vice
President of Union Bank for an additional eight years. Mr. de Boom received a B.A. degree from
Michigan State University and an M.B.A. degree from the University of California.

                                                                                                                 DIRECTOR
                           NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS                                 AGE        SINCE
--------------------------------------------------------------------------------------------------      ---      ---------
EDWARD W. FRYKMAN, DIRECTOR                                                                                 60     1996

    Mr. Frykman has served on the Company's Board of Directors since April 1996. Mr. Frykman is presently an account executive with Crowell, Weedon & Co., a position he has held since 1992. From
1990 to 1992, Mr. Frykman served as Senior Vice President of L.H. Friend & Co. Both Crowell,
Weedon & Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California.
In addition, from October 1972 to September 1987, Mr. Frykman was the Manager of the Los Angeles
Regional Retail Office of Shearson Lehman Hutton, and from September 1987 to March 1990 served as a Senior Account Executive with Shearson Lehman Hutton.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE FIVE
(5) NOMINEES LISTED ABOVE, REGARDLESS OF WHETHER THE AMENDMENT IS APPROVED BY THE SHAREHOLDERS AT THE ANNUAL MEETING.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of nine meetings during the fiscal year ended December 31, 1996. During fiscal 1996, no incumbent director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served. See "Director Compensation" for information on the compensation of non-employee directors.

    The Board has an Audit Committee and a Compensation Committee, but does not have a nominating committee or any committee performing a similar function.

    The Audit Committee of the Board of Directors, which currently consists of
R. Bruce Stewart, Fred A. de Boom and Edward W. Frykman, was established in April 1996. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Company did not have an Audit Committee meeting during fiscal 1996.

    The Compensation Committee of the Board of Directors, which currently consists of Fred A. de Boom and Edward W. Frykman, was established in April 1996. The Compensation Committee is primarily responsible for making recommendations to the Board of Directors regarding the Company's executive compensation policy and incentive compensation for employees and consultants to the Company. The Company's Compensation Committee held two meetings during fiscal 1996.

DIRECTOR COMPENSATION

    Directors who are also employees of the Company receive no separate compensation from the Company for their service as members of the Board of Directors. However, non-employee directors receive non-discretionary annual grants of options to purchase 1,000 shares of the Company's common stock at an exercise price equal to the market price on the date of grant. In addition, non-employee directors receive compensation in the amount of $150 for each meeting of the Board of Directors attended.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of April 1, 1997, information relating to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, by each director and nominee for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 1, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

                                                              AMOUNT AND NATURE OF  PERCENT OF
                                                              BENEFICIAL OWNERSHIP   CLASS (1)
                                                              --------------------  -----------
Dr. Robert M. and Phyllis Ching (2) ........................          274,275            12.82%

Mark and Harriet Rosen (3)..................................          187,175             9.01

R. Bruce Stewart (4) .......................................          225,600             9.84
12 S. Raymond Avenue
Pasadena, CA 91105

Dr. Brooke P. Anderson (5) .................................          197,800             8.90
12 S. Raymond Avenue
Pasadena, CA 91105

Paul R. Ryan (6) ...........................................          125,000             5.67
12 S. Raymond Avenue
Pasadena, CA 91105

Kathryn King-Van Wie (7) ...................................           22,517             1.07
12 S. Raymond Avenue
Pasadena, CA 91105

Fred A. de Boom (8) ........................................            7,500            *
12 S. Raymond Avenue
Pasadena, CA 91105

Edward W. Frykman (9) ......................................            3,050            *
12 S. Raymond Avenue
Pasadena, CA 91105

All Directors and Executive Officers as a Group (6
  persons) .................................................          581,467            22.41

------------------------

 *  Represents less than one percent.

(1) All Shares which a named shareholder has the right to acquire within 60 days of the exercise of stock options, as described above, are deemed outstanding for the purpose of computing the percentage of Common Stock owned by such named shareholder, but not the percentage of Common Stock owned by any other shareholder.

(2) Includes options exercisable within 60 days of April 1, 1997 to purchase 20,000 shares at the exercise of $1.50 per share, 30,000 shares at the exercise price of $2.50 per share, 10,000 shares at the exercise price of $5.25 per share and 1,775 shares at the exercise price of $5.50 per share granted to Dr. Ching by the Company in connection with certain consulting services. Also includes 12,500 shares jointly held by Dr. Ching and his wife, Phyllis Ching, 77,150 shares held by The Ching Living Trust, 22,800 shares held by the M. Robert Ching, M.D., Defined Benefits Pension Plan and 56,500 shares held by the M. Robert Ching, Inc. Money Purchase Pension Plan. This security ownership is based upon information which the Company believes is reliable, but for which the beneficial owner has not filed with the Securities and Exchange Commission a Schedule 13D or Schedule 13G.

(3) This security ownership is based upon information which the Company believes is reliable, but for which the beneficial owner has not filed with the Securities and Exchange Commission a Schedule 13D or Schedule 13G.

(4) Includes options exercisable within 60 days of April 1, 1997 to purchase 150,000 shares at the exercise price of $1.50 per share, 40,000 shares at the exercise price of $2.00 per share and 25,000 shares at the exercise price of $6.10 per share granted to Mr. Stewart by the Company.

(5) Includes options exercisable within 60 days of April 1, 1997 to purchase 100,000 shares at the exercise price of $1.50 per share, 20,000 shares at the exercise price of $2.00 per share and 25,000 shares at the exercise price of $6.10 per share granted to Dr. Anderson by the Company.

(6) Includes warrants exercisable within 60 days of April 1, 1997 to purchase 100,000 shares at the exercise price of $2.00 per share issued by the Company to Mr. Ryan in January 1995 for a purchase price of $10,000 and 25,000 shares at the exercise price of $6.10 per share.

(7) Includes options exercisable within 60 days of April 1, 1997 to purchase 10,000 shares at the exercise price of $5.25 per share and 12,500 shares at the exercise price of $6.10 per share. Also includes 17 shares held in trust for Ms. King-Van Wie's minor child, of which Ms. King-Van Wie acts as a trustee.

(8) Includes options exercisable within 60 days of April 1, 1997 to purchase 4,000 shares at the exercise price of $5.25 per share and 2,500 shares at the exercise price of $10.50 per share granted to Mr. de Boom by the Company.

(9) Includes options exercisable within 60 days of April 1, 1997 to purchase 2,500 shares at the exercise price of $10.50 per share granted to Mr. Frykman by the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that, based on the written representations of its directors and officers, and the copies of reports filed with the Commission during the fiscal year ended December 31, 1996 by its directors, officers and holders of more than 10% of the Company's Common Stock: (i) with respect to one transaction, a report on Form 4 filed by R. Bruce Stewart does not appear in the records of the Commission and will be refiled; and (ii) Dr. Robert and Phyllis Ching, holders of more than 10% of the Company's Common Stock, have not reported under Section 16(a).

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows, as to the Company's Chief Executive Officer for the last fiscal year and the four remaining most highly compensated executive officers whose cash compensation exceeded $100,000 in the last fiscal year (of which there were none) (the "Named Executive Officer"), information concerning compensation paid for services to the Company in all capacities during the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996.

                                                                                LONG-TERM COMPENSATION
                                                 ANNUAL COMPENSATION           -------------------------
                                          ----------------------------------                 SECURITIES
                                                                OTHER ANNUAL   RESTRICTED    UNDERLYING
                                                SALARY   BONUS  COMPENSATION      STOCK        OPTIONS       ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR    ($)     ($)       ($)          AWARDS        (SAR'S)     COMPENSATION
----------------------------------------  ----  -------  -----  ------------   -----------   -----------   -------------
R. Bruce Stewart,                         1994   60,000      0     10,883(1)        0          40,000(4)         0
  Chief Executive Officer, Treasurer,     1995   60,000  5,000     22,189(2)        0               0            0
  Director                                1996  100,833  5,000     20,616(3)        0         100,000(5)         0

------------------------

(1) Includes $4,124 paid by the Company for certain automobile expenses, and $6,759 paid by the Company for certain medical expenses, in 1994.

(2) Includes $15,171 paid by the Company for certain automobile expenses, and $7,018 paid by the Company for certain medical expenses, in 1995.

(3) Includes $13,536 paid by the Company for certain automobile expenses, and $7,080 paid by the Company for certain medical expenses, in 1996.

(4) Represents shares of stock underlying options granted under the 1993 Stock Option Plan. No tandem or freestanding stock appreciation rights have been granted.

(5) Represents shares of stock underlying options granted under the 1996 Executive Stock Bonus Plan.

    The Company has not entered into employment contracts with any of its Named Executive Officers, nor does the Company have any agreement or arrangement with any such Named Executive Officer relating to a change in Control of the Company.

STOCK OPTION GRANTS AND EXERCISES

    In fiscal year 1996, the Company granted stock options to the Named Executive Officer listed below. Such Named Executive Officer did not exercise any options in fiscal year 1996.

    The following tables set forth information regarding the stock options granted to the Named Executive Officer during the fiscal year ended December 31, 1996 and the value of in-the-money options held by the Named Executive Officer as of December 31, 1996.

     OPTION EXERCISES IN FISCAL YEAR 1996 AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                           OPTIONS AT 1996          IN-THE-MONEY OPTIONS AT
                                                                             YEAR-END(#)              1996 YEAR-END(2)($)
                               SHARES ACQUIRED          VALUE         --------------------------  ---------------------------
NAME                           ON EXERCISE(#)      REALIZED(1)($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------  -----------------  -------------------  -----------  -------------  ------------  -------------
R. Bruce Stewart............              0                   0          190,000        100,000   $  1,120,000   $   140,000

------------------------

(1) Value realized represents the difference between the exercise price of the options and the value of the underlying securities on the date of exercise.

(2) Represents the difference between the exercise price of the options and the closing price of the Company's Common Stock on December 31, 1996 of $7.50 per share.

                          TRANSACTIONS WITH MANAGEMENT

    During fiscal 1996, there were certain transactions that occurred between the Company and its officers and directors, which are reported below. With respect to each transaction, the Company has determined that the terms of each arrangement were no less fair to the Company than those which could have been obtained from unaffiliated persons.

        TRANSACTIONS WITH PAUL R. RYAN. Prior to the time Paul R. Ryan became an officer or director of the Company, the Company and Mr. Ryan entered into an agreement pursuant to which the Company and Mr. Ryan agreed to act as the general partners of certain private investment funds and co-managers to other investment funds. Under this agreement, the Company is entitled to receive 75%, and Mr. Ryan is entitled to receive 25% of the performance and management fees earned in respect of the investment advisory services provided to co-managed investment funds, less certain expenses shared with other parties. Pursuant to this agreement, Mr. Ryan earned approximately $14,000 during fiscal year 1996.

        TRANSACTIONS WITH BROOKE P. ANDERSON, PH.D. From time to time, the Company or affiliates of the Company have offered stock of affiliates through private placements to accredited investors. Brooke P. Anderson has participated in some of these private placements and was subject to the same terms and conditions as other accredited investors who were not officers or directors of the Company or its affiliates. During fiscal year 1996, Dr. Anderson purchased 7,500 shares of MerkWerks Corporation at a price per share of $1, 10,000 shares of CombiMatrix Corporation at a price per share of $1, and 13,000 shares of Soundview Technologies at a price per share of $1. Dr. Anderson is currently a director of the Company as well as a director of MerkWerks Corporation and a director of CombiMatrix Corporation. Dr. Anderson owns less than 0.5% of each of these companies.

        TRANSACTIONS WITH MACALLAN, DUNHILL & ASSOCIATES. Macallan, Dunhill & Associates ("Macallan") has been engaged by the Company to provide financial consulting services to the Company in connection with its investment advisory services. Robert B. Stewart Jr., the son of Mr. R. Bruce Stewart, is a principal of Macallan. As Macallan has been engaged on terms similar to those on which the Company has engaged another financial consulting firm for the same services, the Company's Board of Directors approved and ratified this transaction. Under this arrangement with the Company, during fiscal year 1996, Macallan received $25,000. The payments to Macallan are advances against that portion of the fees earned and to be earned on capital invested in the Company's managed investment funds that is attributable to Macallan. Once advances to Macallan are fully repaid to the Company, Macallan will be paid certain portions of the management fees and the performance fees earned on the monies brought into the Company's managed investment funds by Macallan.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of directors who are not employees of the Company. Messrs. de Boom and Frykman served on the Compensation Committee from its establishment in April 1996 through the end of the fiscal year. The Compensation Committee is responsible for approving the compensation package of each executive officer and recommending it to the Board of Directors. In making decisions regarding executive compensation, the Compensation Committee considers the input of the Company's management and other directors.

    The Company's executive compensation program consists of a mixture of base salary, cash bonuses, and stock awards. In determining the total amount and mixture of the compensation package for each executive officer, the Compensation Committee and the Board subjectively consider the overall value to the Company of each executive in light of numerous factors such as competitive position, individual performance, including past and expected contribution to the Company's goals of each executive officer, and the Company's long-term needs and goals, including attracting and retaining key management personnel.

    The Company has historically paid its executive officers below-market cash compensation, along with generous option awards. In general, the Compensation Committee establishes base salaries of the Company's executive officers at levels that the Compensation Committee believes are below the median base salaries of companies considered by the Compensation Committee to be comparable to the Company. The Company's current compensation philosophy is that total cash compensation should be lower than industry average and should vary with the performance of the Company in attaining financial and non-financial objectives, and that executive officers should be compensated above this cash compensation level only if the Company's performance, as reflected in its stock price, justifies a higher level of compensation. The Compensation Committee believes that this philosophy best aligns executive compensation with the interests of the shareholders.

    The Compensation Committee will periodically review the individual base salaries of the executive officers, and adjust salaries based on individual job performance and changes in the officer's duties and responsibilities. In making salary decisions, the Compensation Committee exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each factor.

    Long-term incentive compensation is realized through granting of stock options to most employees, including eligible executive officers. The Company has no other long-term incentive plans. Stock options are granted by the Company to aid in the retention of employees and to align the interests of employees with those of the shareholders. In addition, the Compensation Committee believes that the grant of an equity interest serves to link management interests with shareholder interest and to motivate executive officers to make long-term decisions that are in the best interests of the Company and the shareholders as well as provides an incentive to maximize shareholder value. Stock options have value for an employee only if the price of the Company's Stock increases above the exercise price on the grant date and the employee remains in the Company's employ for the period required for the stock to be exercisable, thus providing an incentive to remain in the Company's employ.

    In 1996, stock options for the executive officers were granted pursuant to the 1996 Executive Stock Bonus Plan approved by the shareholders on May 14, 1996. In addition, in 1996, all employees, including the executive officers, received a special cash bonus.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    In June 1996, in connection with his employment as the Company's President and Chief Executive Officer, Mr. R. Bruce Stewart received a salary increase from an annual base salary of $60,000 to an annual base salary of $130,000. In connection with the 1996 Executive Stock Bonus Plan, Mr. Stewart received an option to purchase 100,000 shares of common stock at an exercise price of $6.10 per share, which vests over a four-year period. Mr. Stewart also received a bonus of $5,000, which was no more than the bonus amount paid to each executive officer of the Company in 1996. Mr. Stewart does not have an employment contract with the Company.

IMPACT OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

    The Company does not believe Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company. However, the shares of Common Stock issued to the Company's executive officers in connection with the 1996 Executive Stock Bonus Plan will not qualify as "performance-based compensation" within the meaning of Section 162(m). Depending on the market value of such shares on each vesting date and the other compensation paid to the executive officers in each such year, all or a portion of the compensation expense associated with such shares may not be deductible for income tax purposes. The Compensation Committee reviews the potential effect of Section 162(m) periodically and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with
Section 162(m).

                                          Respectfully Submitted by the
                                           Compensation
                                           Committee of the Board of Directors

                                          Fred A. de Boom
                                          Edward Frykman

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the last six fiscal quarters with the cumulative total return of (i) the Composite Index for The Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and (ii) the Index for Nasdaq Financial Stocks (the "Industry Index"). This graph assumes the investment of $100 on June 30, 1995 in the Company's Common Stock, the Nasdaq Index and the Industry Index and assumes dividends are reinvested. Measurement points are at the last trading day of the fiscal quarters represented below.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ACACIA RESEARCH CORPORATION   NASDAQ STOCK MARKET (US)   NASDAQ FINANCIAL STOCKS
6/30/95                         100.00                      100.00                   100.00
9/29/95                         125.00                      112.04                   113.95
12/29/95                        100.00                      113.41                   122.24
3/29/96                         145.83                      118.71                   127.18
6/28/96                         133.33                      128.40                   130.19
9/30/96                         170.83                      132.97                   141.22
12/31/96                        125.00                      139.49                   156.74

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Price Waterhouse LLP, independent accountants, to audit the Company's financial statements for the fiscal year ending December 31, 1997.

    Finocchiaro & Co. has audited the Company's financial statements since the fiscal period ended December 31, 1993. Representatives of Finocchiaro & Co. are expected to be present at the Annual Meeting and will have the opportunity to respond to questions and to make a statement if they desire.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR
  1997

    Proposals of shareholders which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Company no later than December 26, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated: April 28, 1997

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                          [SIG]
                                          Kathryn King-Van Wie
                                          SECRETARY

                        Appendix A to Proxy Statement
                            dated April 28, 1997

                         ACACIA RESEARCH CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS MAY 22, 1997

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         ACACIA RESEARCH CORPORATION


     The undersigned hereby appoints Paul R. Ryan and Kathryn King-Van Wie, and each of them, proxyholders, each with full power of substitution to vote for the undersigned at the Annual Meeting of Shareholders of Acacia Research Corporation to be held on May 22, 1997, and at any adjournments thereof, with respect to the following matters, which were more fully described in the Proxy Statement dated April 28, 1997 (the "Proxy Statement"), receipt of which is hereby acknowledged by the undersigned.

     THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE FIRST PROPOSAL AND FOR THE ELECTION OF THE FIVE DIRECTOR NOMINEES.

                                                                   See Reverse
                                                                       Side

-------------                                           /X/ please mark your
       COMMON                                               choices like this

The Board of Directors recommends that you vote FOR Proposal 1 and FOR the nominees on Proposal 2.


(1) The amendment to the Company's Bylaws to change the number of directors from five (5), as specified therein, to a variable number which shall be not less than five (5) nor more than nine (9), to be determined by resolution of the Board.

           FOR        AGAINST       ABSTAIN
           /  /        /  /           /  /

(2) The election of the nominees for director specified in the Proxy Statement to the Board of Directors. R. Bruce Stewart, Brooke P. Anderson, Fred A. de Boom, Paul R. Ryan and Edward W. Frykman, regardless of whether the Amendment is approved.

           FOR all
          nominees           WITHHOLD
         listed above        AUTHORITY
         (except as          to vote
         marked to the     for all nominees
         contrary below      listed below
          /  /                 /  /

    (INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in the space below.)

---------------------------------------------------------------------------

(3) Such other matters as may properly come before the meeting or any adjournment thereof. As to such matters, the undersigned hereby confers discretionary authority.

           FOR        AGAINST       ABSTAIN
           /  /        /  /           /  /


Dated: May ____, 1997

_______________________________________________
             (Please Print Name)

_______________________________________________
    (Signature of Holder of Common Stock)

_______________________________________________
   (Additional Signature if Held Jointly)

NOTE: Please sign exactly as your name
      is printed. Each joint tenant
      should sign. Executors, administrators,
      trustees and guarantors should give full titles when signing. Corporations and partnerships should sign in full corporate or partnership name by authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.